EXHIBIT 32.2



     CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. ss. 1350


I, Howard L. Flanders, Executive Vice President and Chief Financial Officer of All American Semiconductor, Inc., hereby certify, to my knowledge:

     (1) that the Quarterly Report on Form 10-Q of All American Semiconductor, Inc. for the quarterly period ended on March 31, 2005 filed with the Securities and Exchange Commission on the date hereof at File No. 0-16207 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

     (2) that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of All American Semiconductor, Inc.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.




Date:  May 13, 2005         /s/ HOWARD L. FLANDERS
                            -------------------------------------
                            Howard L. Flanders
                            Executive Vice President and Chief Financial Officer